UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
May 20, 2010
CENTRA FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Registrant’s telephone number, including area code: (304) 598-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
Centra Financial Holdings, Inc. (Centra) held its Annual Meeting of Stockholders (the “Meeting”) on May 20, 2010 in Morgantown, West Virginia. Three proposals were voted upon at the Meeting, which were (1) the election of four persons to serve as Centra’s directors for a three-year term expiring at the 2013 Annual Meeting; (2) the ratification of the selection of Ernst & Young LLP, Charleston, West Virginia, as independent registered public accountants for the fiscal year ending December 31, 2010; and (3) to transact such other business as may properly come before the meeting or any adjournment thereof. The proposals are described in detail in the Proxy Statement mailed to stockholders on or about April 9, 2010. The results of the proposal appear below.
Proposal 1. Election of Directors

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes

C. Christopher Cluss	5,946,972	394,383	—	41,989
Parry G. Petroplus	6,116,913	224,442	—	41,989
Paul T. Swanson	6,135,907	205,448	—	41,989
Bernard G. Westfall	6,123,890	217,465	—	41,989
Proposal 2. Ratification of the selection of Ernst & Young LLP as independent registered public accountants:

Votes For	Against	Abstentions	Broker Non-Votes

6,305,466	45,483	32,394	—
Proposal 3. To transact such other business as may properly come before the meeting or any adjournment thereof:

Votes For	Against	Abstentions	Broker Non-Votes

6,256,103	34,971	92,269	—

Item 8.01	Other Events
On May 20, 2010, Centra Financial Holdings, Inc. announced declaration of a cash dividend after the annual meeting. A copy of the annual meeting presentation is being furnished as Exhibit 99.2 in this Form 8-K.
Item 9.01 Exhibits
     (c) Exhibits.

99.1	Press release announcing a cash dividend.
99.2	Annual meeting presentation

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 21, 2010	Centra Financial Holdings, Inc.
	By	/s/ Darren K. Williams
Darren K. Williams, Senior Vice
President and Chief Financial Officer